Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-40172, 333-50845, 333-50847, 333-66450, 333-69981, 333-83943, 333-91584, 333-106652, 333-130389, and 333-144065 on Form S-8 of our reports dated March 14, 2008 relating to the financial statements and financial statement schedule of PC Connection, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No.109, effective January 1, 2007, and the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006), and the effectiveness of PC Connection, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of PC Connection, Inc. for the year ended December 31, 2007.

Deloitte & Touche LLP

Boston, Massachusetts

March 14, 2008